DISTRIBUTION AGREEMENT

This Agreement, made and entered into on September 1, 1999 by and between GolfGear International, Inc., a Nevada corporation, having its main office and place of business at 5481A Commercial Drive, Huntington Beach, California 92649 (hereinafter referred to as the "Company") and M.C. Corporation of Japan Terasiosu Bldg. 6-7-2 Minami Aoyama, Minato-ku 107-0062 Tokyo Japan (hereinafter referred to as "Distributor").

WITNESSETH

WHEREAS, Company manufacturers and sells products;

WHEREAS, Distributor desires to perform certain services on behalf of Company with respect to selling products;

NOW THEREFORE, in consideration of mutual conditions and obligations hereinafter set forth, the parties hereto have agreed as follows:

1.	PRODUCTS.

Company hereby appoints Distributor, and Distributor hereby accepts appointment as Company's exclusive sales Distributor in Japan to promote and assist in the sales of products as listed below:

All Golf Clubs and Parts produced by Company; All Golf accessories produced by Company. (hereinafter referred to as "Products").

2.	TERRITORY.

The sales territory designated herein is the geographic area of Japan as well as any area mutually agreed upon in the future, for which Distributor shall have sales responsibility and in which Distributor will exert its best effort for sales of the Products. Distributor is expressly forbidden to export GolfGear product to other markets. M.C. Corporation/GolfGear Japan will have the option to appoint or assign distributors within their territory. Appointees/Assignees must be approved by GolfGear International, Inc. Distributor may not carry competing products without the Company's permission. Should this territory be broadened to encompass all of Asia except for Korea, GolfGear may sell direct to customers while M.C. Corporation/GolfGear Japan would be in the process of organizing such distribution. While this transition is in process, M.C. Corporation/GolfGear Japan would be paid a ten percent (10%) commission in all territories with the exception of Korea and Japan.

3.	MAJOR REPONSIBILITY OF DISTRIBUTOR.

Generate and stimulate interests in the Products and furnish information to Company with regard to market trend and prospective purchasers of the Products.

Participate in the sales promotion activities and trade shows to benefit sales of Products and assist and advise Company in this regard.

The Distributor will be responsible for all marketing efforts, such as advertising, promotion, etc.

4.	MAJOR RESPONSIBILITY OF COMPANY.

Endeavor to maintain the delivery conditions on all orders accepted by Company.

Provide Distributor to the full extent with sales and technical information and assistance regarding the Products.

Keep Distributor informed of specification changes of Products.

5.	TERMS OF SALES.

Terms will be irrevocable letter of credit to be drawn only to GolfGear International, Inc. as per Pro-forma invoices. F.O.B.
Huntington Beach, California, U.S.A.

6.	PURCHASE ORDER AND DELIVERY.

Distributor can issue purchase orders on behalf of purchasers in the territory and Company shall ship and deliver Products by virtue of purchase orders. GolfGear International, Inc. requires a 90-120 day lead time on products produced for M.C. Corporation/GolfGear Japan on an exclusive basis. Products that are considered "in-line" goods could be shipped in a shorter period of time, to be determined when orders are placed.

7.	RELATIONSHIP OF PARTIES.

Company shall not deal directly with customers in the territory and in case Company is contacted by any customer in the territory, the Company shall notify and consult with Distributor.

8.	ASSIGNMENT OF AGREEMENT.

Neither this agreement nor any rights or obligations hereunder may be assigned by Distributor without the prior written consent of Company.

9.	DURATION AND TERMINATION.

This agreement shall be effective for a initial period of five
(5) years from the effective date of this agreement, and shall be extended automatically for a period of five (5) years unless there is written notice from either party not less than 90 days prior to expiration date. Upon completion of the aforementioned two (2) five (5) year periods, there will be two additional five
(5) year periods.

If either party hereto continues in default of any obligation imposed on it herein for more than 60 days after written notice by the other party has been dispatched requesting the party in default to remedy such default, the other party may terminate by registered mail to the party in default and this agreement shall terminate on the date of dispatch of such notice.

In the event of bankruptcy, receivership, insolvency or assignment for the benefit of creditors or either party hereto, the other party may terminate this agreement effective immediately by giving written notice to that effect.

10.	PRODUCT LIABILITY INSURANCE.

During the term of this agreement, the Company will maintain a minimum of $1,000,000 each occurrence and $2,000,000 aggregate of product liability insurance covering the sale and distribution of its products throughout the world, and shall name the Distributor as an additional insured under such policy. A copy of our policy will be provided to show proof of insurance on a world-wide basis.

11.	PRODUCT WARRANTY.

All products sold by the Company shall be fully warranted against defects in workmanship for the life of the product, and any products identified by the Distributor as defective will be replaced by the Company without charge, including freight and related direct costs.

12.	QUALITY CONTROL.

During the term of this agreement, the Company will maintain documented quality control systems and procedures that meet or exceed industry standards. Both parties will set a mutually agreed upon standard for quality control, as to what is acceptable and what would not be acceptable in terms of the definition of "defective".

13.	EFFECTIVE DATE.

This Agreement shall become effective as of the day and date first written above.

14.	APPLICABLE LAW.

This Agreement shall be governed by the law of State of California.

15.	ENTIRETY.

This instrument constitutes the entire agreement and understanding between the parties hereto relative to the subject matter hereof and there are no understandings, agreements, conditions or representations, oral or written, expressed or implied, with reference to the subject matter hereof, that are merged herein or superseded hereby. No modification hereof shall be of any force or effect unless reduced to writing and signed by the parties claimed to be bound thereby and no modification shall be effected by the acknowledgment of acceptance of any order containing different conditions.

16.	CONFIDENTIALITY.

The Company and Distributor will execute a Confidentiality/Non-
Disclosure Agreement.

17.	NON-TRADING.

During the term of this agreement, Distributor agrees not to engage in any open market purchases or sales of the Company's common stock, without the prior written consent of the Company.

18.	COMPREHENSIVE AGREEMENT.

Parties may elect to prepare a more comprehensive distribution agreement subsequent to the execution of this agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the date first above written:

COMPANY:


By: /s/  Donald A. Anderson					      Date: September 1, 1999
         Donald A. Anderson
         President/Chairman
         GolfGear International, Inc.

DISTRIBUTOR:


By: /s/  Naoya Kinoshita					         Date: September 1, 1999
         Naoya Kinoshita
         President, M.C. Corporation

SCHEDULE A

Sales Performance Agreement.

This Twenty (20) year agreement of four (4) five (5) year periods includes a sales performance agreement that is structured as follows:

ANNUAL FORECAST AMOUNT:

In Year No. 1: Beginning January 1, 2000 total annual purchases from Company shall exceed $500,000.00 USD.

In Year No. 2: total annual purchases from Company shall exceed
$1,000,000.00 USD.

In Year No. 3: total annual purchases from Company shall exceed
$2,000,000.00 USD.

In Year No. 4: total annual purchases from the Company shall exceed $5,000,000 USD.

In Year No. 5: total annual purchases from the Company shall exceed $7,500,000 USD.

There will be a minimum purchase guarantee after year one of $750,000.00 USD. There will be a one-time grace period for one year after year two. This grace period can be used at anytime within the first ten (10) years, after year two (2). Both parties agree to meet annually to review the $750,000.00 USD minimum requirement on goods purchased.

TERM:

This agreement is for two (2) five (5) year options, with two (2) additional five (5) year options, for a total period of twenty
(20) years. This agreement may be extended as mutually agreed upon. Unless both parties notify the other, this agreement will automatically renew for the next five (5) year period.

LICENSE:

It is understood that M.C. Corporation will purchase all fully assembled hard goods (clubs, putters, wedges, etc.) from GolfGear
International, Inc.

M.C. Corporation will have the right to license the name brand "GolfGear" and any other brands that GolfGear has used or may use in the future, for use on apparel, bags, shoes, and other accessories for a six (6) percent royalty based on the price that the Distributor pays for such goods. Such royalty shall be paid on a quarterly basis, and GolfGear International, Inc. shall have the right to audit royalty payments from time to time.

Royalties are only to be paid on goods intended for resale. For example, no royalty is required on goods used for promotional items, give-aways, etc. Goods purchased directly from GolfGear
International, Inc. are exempt from royalties.

EXPORT PRICING:

Terms will be by Irrevocable Letter of Credit, F.O.B. Huntington
Beach, California U.S.A. See attached Schedule B for year 2000 pricing.

SCHEDULE B

Year 2000 Confidential Export Price List. (Subject to change after December 31, 2000)

                                      							Export	Price

Tsunami Driver #1 Wood 9 deg				             $195.00

TG-3 Driver #1 9,10 degree lofts				         $205.00

Ti-Gear Woods - 9, 10, 12 degree lofts			    $112.50
Ti-Gear Left Hand Driver - 9 degree loft			  $112.50
Ti-Gear Offset Woods - 10, 12 degree lofts			$112.50

Ti-Gear Low Profile Woods (Fairway Gear)
degree (driver), 13 and 15 degree (3 woods),
19 degree (5 wood), 22 degree (7 wood)			    $112.50

Ti-Gear Irons (3-SW) Graphite Shaft				      $495.00
Ti-Gear LW, #1 Iron						                    $ 55.00

Ti-Gear Irons (3-SW) Steel Shaft				         $324.00
Ti-Gear LW, #1 Iron						                    $ 36.00

TourGear Irons - Steel Shaft					            $324.00

WedgeGear Wedges						                       $ 20.00

Tour Select Putter						                     $ 17.50
Precision Gear Putter						                  $ 16.00
SofTec Putter							                         $ 26.00


/s/  Donald A. Anderson					              September 28, 1999
     Donald A. Anderson						             Date
     President/Chairman
     GolfGear International, Inc.